SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8-K




                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):  October 2, 1997
                                                   _______________




                               AMETECH, INC.
     ________________________________________________________________
            (Exact name of registrant as specified in Charter)




     Oklahoma              0-19009                73-0766924
  _________________        ___________         ___________________
  (State or Other          (Commission         (I.R.S. Employer
   Jurisdiction of          File No.)           Identification No.)
   Incorporation)





        1813 Southeast 25th Street, Oklahoma City, Oklahoma  73129
     ________________________________________________________________
           (Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code: (405) 677-8781
                                                     ______________

Item 5.   Other Events
          ________________________________

     At the meeting of the Board of Directors of the Registrant on October 2, 1997, the Board filled two vacancies in the Board by electing Michael R. D'Appolonia and Pierre Benoit as Directors of the Registrant. In addition, Michael R. D'Appolonia was elected as Chief Executive Officer and President of the Registrant to serve until the next Annual Meeting of the Board. Mr. D'Appolonia succeeds Carl B. Anderson, Jr., who served in such positions until his resignation on October 2, 1997.

     On October 2, 1997, Carl B. Anderson, Jr. resigned as the Registrant's Chairman of the Board, and James E. Brown resigned as a Director of the Registrant. On October 3, 1997, Allen G. Poppino also resigned as a Director of the Registrant. Messrs. Anderson, Brown and Poppino each resigned to allow new leadership the opportunity to improve the Registrant's operations, and none of them resigned as a result of any dispute or disagreement with the Registrant. The Board determined that the vacancies created by the resignations would not be filled at the present time. Jay T. Edwards continues to serve as a Director of the Registrant.

     A copy of the related press release, dated October 2, 1997, is attached as Exhibit 1 hereto.


Item 7.   Exhibits
          ________________________________

     1.   Press Release, dated October 2, 1997.


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
                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMETECH, INC.
                                   ________________________________
                                   (Registrant)



October 10, 1997                  By /s/ Michael R. D'Appolonia
                                   ______________________________
                                   Michael R. D'Appolonia
                                   Chairman of the Board, Chief
                                   Executive Officer and President





























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